Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Forge Global Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share, that may be issued under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan	457(c) and 457(h)	12,899,504	(2)	$19.86	(3)	$256,184,149	$0.0000927	$23,749
Equity	Common stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Amended and Restated Forge Global, Inc. 2018 Equity Incentive Plan	457(h)	15,039,376	(4)	$2.26	(5)	$33,988,990	$0.0000927	$3,151
Equity	Common stock, par value $0.0001 per share, that may be issued under the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan	457(c) and 457(h)	4,072,000	(6)	$19.86	(3)	$80,869,920	$0.0000927	$7,497
Total Offering Amounts							$371,043,059		—
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$34,397

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share of the Registrant (the “Common Stock”) that may become issuable under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”), the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”) and the Amended and Restated Forge Global, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) assumed by the Registrant in connection with the business combination of Motive Capital Corp and Forge Global, Inc. (the “Business Combination”), as a result of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Represents shares of Common Stock reserved for issuance under the 2022 Plan. The number of shares of Common Stock reserved for issuance under the 2022 Plan will automatically increase annually on the first day of each calendar year, beginning on January 1, 2023 by an amount equal to three percent (3%) of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, or such lesser amount as determined by the Board of Directors of the Registrant.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on May 20, 2022, which date is within five business days prior to the filing of this Registration Statement, which was $19.86 per share.

(4)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2018 Plan assumed in the Business Combination. Following the Business Combination, no further grants will be made under the 2018 Plan, and to the extent outstanding options granted under the 2018 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2018 Plan following the closing date of the Business Combination, the number of shares of Common Stock registered hereby underlying such awards will be available for future awards under the 2022 Plan.

(5)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.26 per share represents the weighted average exercise price per share of outstanding stock options under the 2018 Plan assumed in the Business Combination.

(6)	Represents shares of Common Stock initially authorized and reserved for future issuance under the 2022 ESPP. The 2022 ESPP provides that an additional number of shares of Common Stock will automatically be added to the shares authorized for issuance under the 2022 ESPP on January 1 of each year (beginning on January 1, 2023). The number of shares added each year will be equal to the lesser of: (i) 1% of the outstanding shares of Common Stock on the immediately preceding December 31, (ii) 4,072,000 shares of Common Stock, or (iii) such lesser amount as determined by the Board of Directors of the Registrant.